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  Form of Proxy for Holders of Common Shares — Annual and Special Meeting to be held on                , 2006

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if you appoint the Management representatives as your proxy and such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management unless you abstain in which case your vote will not be counted for or against the applicable matter.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Annual and Special Meeting or other matters that may properly come before the Meeting.

8.
Section 185 of the OBCA as modified by the Interim Order and the Plan of Arrangement entitles registered shareholders to dissent from the Arrangement Resolution. A shareholder may only exercise the right to dissent from the Arrangement Resolution in respect of shares which are registered in that shareholder's name. Shareholders, including non-registered shareholders, who wish to dissent should carefully review the section entitled "Dissent Rights of Shareholders" in, and Appendix G to, the Management Information Circular and Proxy Statement which accompanies this proxy. The failure to comply strictly with the provisions of the OBCA as modified by the Interim Order and the Plan of Arrangement may result in the loss or unavailability of the right to dissent.

9.
Section 190 of the CBCA entitles registered shareholders to dissent from the Continuance Resolution. A shareholder may only exercise the right to dissent from the Continuance Resolution in respect of shares which are registered in that shareholder's name. Shareholders, including non-registered shareholders, who wish to dissent should carefully review the section entitled "Dissent Rights of Shareholders" in, and Appendix G to, the Management Information Circular and Proxy Statement which accompanies this proxy. The failure to comply strictly with the provisions of the CBCA may result in the loss or unavailability of the right to dissent.

10.
If you acquired common shares after the record date you may use this form of proxy, but Management is not soliciting your proxy.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for securities held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail or by internet, are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.
To Receive Documents Electronically — You can enroll to receive future securityholder communications electronically after you vote using the Internet. If you don't vote online, you can still enroll for this service. Follow the instructions below.

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.
• Proxy Instructions must be received by 5:00 p.m. (Pacific Daylight Time),                        , 2006.
1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.computershare.com/proxy • Proxy Instructions must be received by 5:00 p.m. (Pacific Daylight Time), , 2006.	• You can enroll to receive future securityholder communications electronically, after you vote using the Internet. If you don't vote online, you can still enroll by visiting www.computershare.com/proxy — click "Investors" and then "Electronic Shareholder Communications".

To vote by telephone or the Internet, you will need to provide your HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 5:00 p.m. (Pacific Daylight Time), on                        , 2006.

Appointment of Proxyholder

I/We being holder(s) of 724 Solutions Inc. common shares hereby appoint: J. Ian Giffen, or failing him James D. Dixon or failing him Barry J. Reiter	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote all common shares of 724 Solutions Inc. (the "Corporation") represented by this proxy in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting (the "Meeting") of securityholders of the Corporation to be held at the Fess Parker's Double Tree Resort at 633 East Cabrillo Boulevard, Santa Barbara, California on                        , 2006 at 9:00 am, Pacific Daylight Time, and at any continuation of the Meeting following any adjournment thereof.

Resolutions    Management recommends a vote FOR the following resolutions. Please read the resolutions in full in the accompanying Management Information Circular and Proxy Statement.

If you would like to vote FOR each of the following resolutions check this box.	➢	☐
			For	Against	Abstain
1.	A special resolution (the "Arrangement Resolution") approving the arrangement of the Corporation under Section 182 of the OBCA, the full text of which is attached as Appendix A to the Management Information Circular and Proxy Statement.	➢	☐	☐	☐
2.
	A special resolution (the "Continuance Resolution") approving the continuance of the Corporation from the CBCA jurisdiction to OBCA jurisdiction, the full text of which is attached as Appendix B to the Management Information Circular and Proxy Statement.	➢	☐	☐	☐
3.	Election of Directors
		For	Withhold			For	Withhold
01. John J. Sims	➢	☐	☐	04. Joseph C. Aragona	➢	☐	☐
02. James D. Dixon	➢	☐	☐	05. J. Ian Giffen	➢	☐	☐
03. Barry J. Reiter	➢	☐	☐	06. Benjamin L. Scott	➢	☐	☐
4. Appointment of Auditors		For	Against	Abstain
The resolution to appoint KPMG LLP, Chartered Accountants, as independent Auditors for fiscal 2006	➢	☐	☐	☐
		For	Against	Abstain
5. A resolution to approve any adjournment of the Meeting, if necessary, to solicit additional proxies in favour of the Arrangement Resolution, the Continuance Resolution, or otherwise, to complete the arrangement.	➢	☐	☐	☐

6. In his or her discretion, with respect to any amendment or variation to the matters specified above, or on any further or other business as may properly come before the Meeting or any continuation of the Meeting after any adjournment.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by management.

Signature(s)

Date

Interim Financial Statements		Annual Reports
☐	Mark this box if you would like to receive interim financial statements and accompanying management's discussion and analysis by mail.	☐	Mark this box if you DO NOT want to receive the Annual Report and accompanying management's discussion and analysis by mail.

If you do not mark the box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements.